EXHIBIT 99.1
                           SJW CORP. ANNOUNCES
                    FIRST QUARTER FINANCIAL RESULTS

           Board Declares Quarterly Dividend on Common Stock

     SAN JOSE, CA, April 27, 2011 - SJW Corp. (NYSE: SJW) today reported financial results for the first quarter ended March 31, 2011. Operating revenue was $43.7 million in the quarter compared to $40.4 million in 2010. The $3.3 million increase in revenue reflects cumulative rate increases of $2.4 million, $628,000 in higher customer water usage and new customers compared to a year ago and $300,000 in higher revenue from real estate operations.

     Net income was $610,000 and diluted earnings per common share were $0.03, compared to $985,000 and $0.05 per share, respectively, in the first quarter of 2010.

     Water production costs for the quarter ended March 31, 2011 were $15.5 million compared to $14.5 million in 2010, an increase of $1.0 million.
The increase in water production cost is primarily attributable to a decrease in use of available surface water supply.

     Operating expenses, excluding water production costs, for the first quarter were $22.6 million compared to $20.6 million in 2010. The increase of $2.0 million reflects an additional $683,000 of depreciation expense compared to last year, higher administrative and general expenses of $648,000, $384,000 more in taxes other than income tax and an increase of $272,000 in maintenance expenses. Income tax expense for the first quarter decreased to $433,000 in 2011 from $682,000 in 2010 as a result of lower pre-tax income.

     The Directors of SJW Corp. today declared a quarterly dividend on common stock of $0.1725 per share. The dividend is payable on June 1, 2011 to shareholders of record on May 9, 2011.

     SJW Corp. is a publicly traded holding company headquartered in San Jose, California. SJW Corp. is the parent company of San Jose Water Company, SJWTX, Inc., Texas Water Alliance Limited, and SJW Land Company. Together, San Jose Water Company and SJWTX, Inc. provide regulated and nonregulated water service to more than one million people in San Jose, California and nearby communities and in Canyon Lake, Texas and nearby communities. SJW Land Company owns and operates commercial real estate investments.


    This press release may contain certain forward-looking statements including but not limited to statements relating to SJW Corp.'s plans, strategies, objectives, expectations and intentions, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of SJW Corp. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The results for a quarter are not indicative of results for a full year due to seasonality and other factors. Certain factors that may cause actual results, performance or achievements to materially differ are described in SJW Corp.'s most recent reports on Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. SJW Corp. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



                               SJW Corp.
 Condensed Consolidated Statements of Income and Comprehensive Income
                              (Unaudited)
                 (in thousands, except per share data)


                                                 THREE MONTHS ENDED
                                                       MARCH 31
                                                   2011           2010
                                              ------------------------
OPERATING REVENUE                              $ 43,696         40,411
OPERATING EXPENSE:
  Operation:
   Purchased water                                7,416          5,819
   Power                                          1,014          1,144
   Groundwater extraction charge                  4,508          4,995
   Other production costs                         2,592          2,538
                                               --------       --------
    Total production costs                       15,530         14,496

  Administrative and general                      9,636          8,988
  Maintenance                                     3,048          2,776
  Taxes other than income                         2,087          1,703
  Depreciation and amortization                   7,794          7,111
                                               --------       --------
    Total operating expense                      38,095         35,074
                                               --------       --------
OPERATING INCOME                                  5,601          5,337

Interest on long-term debt and other             (4,558)        (3,670)
                                               --------       --------
Income before income taxes                     $  1,043          1,667

Provision for income taxes                          433            682
                                               --------       --------
NET INCOME                                     $    610            985
                                               ========       ========
Other comprehensive income (loss), net              (11)           513
                                               ---------      --------
COMPREHENSIVE INCOME                           $    599          1,498
                                               ========       ========

Earnings per share
  - Basic                                      $   0.03           0.05
  - Diluted                                    $   0.03           0.05

Dividend per share                             $   0.17           0.17

Weighted average shares outstanding
  - Basic                                        18,570         18,519
  - Diluted                                      18,775         18,721



                               SJW Corp.
                 Condensed Consolidated Balance Sheets
                              (Unaudited)
                            (in thousands)

                                                March 31    December 31
                                                    2011           2010
ASSETS                                          -----------------------
UTILITY PLANT:
  Land                                          $  8,579          8,579
  Depreciable plant and equipment              1,018,311      1,004,689
  Construction in progress                        14,501         10,103
  Intangible assets                               14,313         13,538
                                                --------       --------
     Total utility plant                       1,055,704      1,036,909
Less accumulated depreciation and amortization   329,597        322,102
                                                --------       --------
     Net utility plant                           726,107        714,807
                                                --------       --------
REAL ESTATE INVESTMENT:                           88,962        88,943
Less accumulated depreciation and amortization     9,273         8,854
                                                --------       --------
     Net real estate investment                   79,689         80,089
                                                --------       --------
CURRENT ASSETS:
  Cash and equivalents                             2,354          1,730
  Accounts receivable and accrued
   unbilled utility revenue                       34,572         33,835
  Prepaid expenses and other                       2,135          2,462
                                                --------       --------
    Total current assets                          39,061         38,027
                                                --------       --------
OTHER ASSETS:
  Investment in California Water Service Group     7,158          7,177
  Debt issuance costs, net
    of accumulated amortization                    4,479          4,308
  Regulatory assets                               87,721         87,721
  Other                                            3,463          3,233
                                                --------       --------
                                                 102,821        102,439
                                                 -------       --------
                                                $947,678        935,362
                                                ========       ========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION:
  Common stock                                  $  9,675          9,662
  Additional paid-in capital                      23,808         23,443
  Retained earnings                              216,942        219,568
  Accumulated other comprehensive income           2,348          2,359
                                                --------       --------
    Total shareholders' equity                   252,773        255,032
  Long-term debt, less current portion           295,059        295,704
                                                --------       --------
    Total capitalization                         547,832        550,736
                                                --------       --------
CURRENT LIABILITIES:
  Line of credit                                  11,500          4,000
  Current portion of long-term debt                1,149          1,133
  Accrued groundwater extraction charge and
    purchased water                                3,721          4,359
  Purchased power                                    454            495
  Accounts payable                                10,609          5,487
  Accrued interest                                 4,897          5,244
  Other current liabilities                        8,741          8,437
                                                --------       --------
    Total current liabilities                     41,071         29,155
                                                --------       --------
DEFERRED INCOME TAXES AND CREDITS                111,293        107,961
ADVANCES FOR CONSTRUCTION AND CONTRIBUTIONS
  IN AID OF CONSTRUCTION                         189,092        190,155
POSTRETIREMENT BENEFIT PLANS                      51,248         50,213
OTHER NONCURRENT LIABILITIES                       7,142          7,142
                                                --------       --------
                                                $947,678        935,362
                                                ========       ========